UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2009

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securitites Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Principal Officer

On June 24, 2009, Spartan Motors, Inc. (the "Registrant") named Thomas W. Gorman to serve as Chief Operating Officer of the Registrant. His employment is expected to begin June 30, 2009. Mr. Gorman, age 57, has over 26 years of experience in management, operations, and manufacturing in the automotive systems industry, most recently serving as president of business development and engineering with Fluid Routing Solutions in Southfield, Michigan. He previously served as president and chief operating officer of North American operations for Northville ZF Lemforder Corporation, prior to which he was employed by automotive and systems component maker, Dana Corporation, for over 17 years.

There are no arrangements or understandings between Mr. Gorman and any other person pursuant to which he was selected as an officer of the Registrant. Mr. Gorman is not related to any executive officer or director of the Registrant.

There have been no transactions since January 1, 2008, nor are there any currently proposed transactions, to which the Registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Gorman had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Gorman will receive an annual base salary of $305,000. He is also eligible to participate in the Spartan Profit and Return Management Incentive Bonus Plan (the "Plan"), the Registrant's performance-based incentive compensation plan. For the years 2009 and 2010, Mr. Gorman has been guaranteed an annual minimum management bonus of $20,000 and $30,000, respectively, to be paid in accordance with the Plan. In addition, he will be eligible to receive quarterly bonuses beginning with the third quarter of 2009. Mr. Gorman has also been guaranteed a weekly payment equal to his base salary for a period of one year should his employment be terminated without cause.

Mr. Gorman will be eligible to participate in the Registrant's Supplemental Executive Retirement Plan and the Registrant's Executive Stock Ownership Plan. The Registrant has agreed to grant Mr. Gorman 20,000 shares of the Registrant's restricted stock. These shares will be subject to a five-year vesting schedule, vesting at the rate of 20% per year, and are expected to be granted in June 2009.

In addition to these benefits, Mr. Gorman will be eligible to receive benefits offered to other executive officers of the Registrant and is entitled to reimbursement for his moving expenses, up to a maximum of $8,500.

A copy of the press release issued by the Registrant to announce the appointment is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99	Press Release issued by the Registrant on June 24, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2009	SPARTAN MOTORS, INC. /s/ John E. Sztykiel —————————————— By: John E. Sztykiel Its: President and Chief Executive Officer

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